Exhibit 99

Form 4 - Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard

15th Floor

Miami, Florida 33137

Designated Filer:	Phillip Frost, M.D.

Issuer & Ticker Symbol:	PROLOR Biotech, Inc. (PBTH)

Date of Event Requiring

Statement:	May 29, 2013

Signature:	/s/ Phillip Frost, M.D., Trustee

Phillip Frost, M.D., Trustee